SHARE CERTIFICATE                                           CUSIP No. __________
     NUMBER 1


                            PILGRIM PRIME RATE TRUST
          Organized Under the Laws of the Commonwealth of Massachusetts
               Preferred Shares of Beneficial Interest, Series ___
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                            FORM OF SHARE CERTIFICATE

         This certifies that Cede & Co. is the owner of Three Thousand Six Hundred (3,600) fully paid and non-assessable shares of Auction Rate Cumulative Preferred Shares, Series ___, $.01 par value per share, $25,000 liquidation preference per share, of Pilgrim Prime Rate Trust (the "Trust"), the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of December 2, 1987, and all amendments thereto, and to the terms and provisions of the Certificate of Designation of the Preferred Shares of the Trust, copies of which are on file with the Secretary of the Commonwealth of Massachusetts. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are only transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Trust has caused this Share Certificate to be signed by its duly authorized officers this ___ day of October, 2000.


BANKERS TRUST COMPANY                  PILGRIM PRIME RATE TRUST
As Transfer Agent and Registrar

By:                                    By:
    ---------------------------------      -------------------------------------
        Authorized Signature                  Senior Executive Vice President

                                       Attest:


                                       By:
                                           -------------------------------------
                                                    Assistant Secretary

                                 TRANSFER FORM

         FOR VALUE RECEIVED, __________ hereby sells, assigns and transfers unto _________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint _________ Attorney, to transfer said shares on the books of the within named Trust with full power of substitution in the premises.

Dated:  _________________, ______



Signature(s):  ______________________________
(The signature to this assignment must correspond with the name as written upon the face of this Share Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign.)

Signature Guaranteed By:  __________________________________________________
(Signature(s) must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)


Shares of Preferred Shares evidenced by this Share Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Certificate of Designation for Preferred Shares, copies of which will be furnished by the Trust to any shareholders upon request and without charge.

The Trust will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.